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                                                                   Exhibit 23(b)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement (Form S-8; No. 333- ) pertaining to the Harris Corporation 2000 Stock Incentive Plan and to incorporation by reference therein of our report dated July 26, 2000, with respect to the consolidated financial statements and schedule of Harris Corporation and its subsidiaries included in Harris Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 2000, as filed with the Securities and Exchange Commission.

                                                       Ernst & Young LLP



Jacksonville, Florida
October 31, 2000